AVAX Technologies, Inc.                                               Exhibit 11
Computation of Earnings (Loss) Per Share


                                                                                                      Nine             Nine
         Month of                        Months O/S      Weighted       Year          Year           Months           Months
       Issuance For        Number of     Each Given      Average       Ended         Ended           Ended             Ended
       F/S Purposes          Shares         Year          Shares        1995          1996       Sept 30, 1996     Sept 30, 1997
       ------------          ------         ----          ------        ----          ----       -------------     -------------
January '90                 582,500                                    582,500      582,500         582,500           582,500

August '91                  230,000                                    230,000      230,000         230,000           230,000

June '92                    287,098                                    287,098      287,098         287,098           287,098

Series A Preferred:
June '92                    259,375                                                   (a)             (a)               (a)
July '92                     59,375
Sept '92                      3,125
                            321,875                                    321,875
                            --------

July '93                      7,358
November '93                  1,359
                              8,717                                      8,717        8,717           8,717                8,717
                              ------

July '94                      3,750                                      3,750        3,750           3,750                3,750

April '95                  (111,330)          8.5          (78,859)    (78,859)
May '95                    (196,618)          7.5         (122,886)   (122,886)
September '95               402,490           3.5          117,393        (b)
November '95              1,374,728           2.5          286,402        (b)
                          ----------                       --------
                          1,469,270                        202,050                1,469,270       1,469,270         1,469,270
                          ----------                       --------

March '96                   (77,901)          9.5          (61,672)                                 (56,262)
May & June '96              321,875           7            187,760                                  143,056
May & June '96              129,099           7             75,308                                   57,377
June '96                        500           6.5              271                                      194
July '96 (d)                 46,875           5.5           21,484                                   13,021
                             -------                        -------
                            420,448                        223,152                  223,152                           420,448
                            --------                       --------

June '97 (g)                371,755           3.5          144,571                                                    144,571
July, August & Sept '97     682,806           1.5          113,801                                                    113,801

Cheap Shares:
September and
   November '95           1,777,218
Treasury Shares              (1,814)
                          1,775,404                                  1,775,404
                          ----------

June '96                      9,375
Treasury Shares                 (96)
                              9,279                                      9,279        9,279           9,279             9,279
                              ------

CheapWarrants (c):
January and February '96
and August '95              120,000
Treasury Shares              (1,225)
                            118,775                                    118,775      118,775         118,775           112,108
                            --------

June, July and ( f )
September '92 warrants       35,337
Treasury Shares             (23,348)
                             11,989                                     11,989       11,989          11,989            11,989
                             -------

Cheap Options (e)
May '96                     318,873
Treasury Shares             (81,345)
                            237,528                                    237,528      237,528         237,528           158,352
                            --------

AVAX Technologies, Inc.                                               Exhibit 11
Computation of Earnings (Loss) Per Share (continued)





Weighted Average Shares                                                         3,385,171     3,182,058     3,116,293    3,551,884
                                                                                ===================================================
Net Income (Loss) Attributable to Common Stockholders                             642,282    (2,668,586)   (2,042,439)  (2,939,788)
Net Income (Loss) Per Share                                                        $ 0.19       $ (0.84)      $ (0.66)     $ (0.83)
(a) - Not included because it would be anti-dilutive
(b) - see cheap shares
(c) - represents bridge loan warrants (100,000) issued within one year of
      IPO, exercised after June '96
      Also includes 20,000 bridge placement warrants issued within one year of IPO, not yet exercised, and excludes 11,250 bridge placement warrants issued prior to June '95, not yet exercised (20,000 + 11,250
      = 31,250 total bridge placement warrants)
(d) - represents the non-cheap portion of the bridge warrants exercised in
    July issued prior to June '95 (9,375 + 100,000 + 46,875 = 156,250 total bridge warrants)
(e) - 252,500 options issued to Officers and an employee in
    September not considered cheap options since issued subsequent to IPO and not included because it would be anti-dilutive
(f) - represents additional warrants, exercised in June '97 in cashless exercise, issued under anti-dilution provisions within one year of IPO (g) -
    includes 14,433 additional warrants, exercised in June '97 in a cashless exercise, issued under anti-dilution provisions more than one year prior to
    IPO

AVAX Technologies, Inc.                                               Exhibit 11
Computation of Supplementary Earnings (Loss) Per Share

                                                                                           Nine               Nine
         Month of                     Months O/S   Weighted     Year       Year           Months             Months
       Issuance For      Number of    Each Give    Average     Ended      Ended           Ended               Ended
       F/S Purposes        Shares        Year       Shares      1995       1996       Sept 30, 1996       Sept 30, 1997
       ------------        ------        ----       ------      ----       ----       -------------       -------------
Net Income (Loss) Attributable to Common Stockholders                  (2,668,586)     (2,042,439)       (2,939,788)

Interest on Debt Repaid                                                    55,247          55,247                 -
Deferred Financing Cost related to Debt Repaid                                  -               -                 -

Supplementary Net Income (Loss)                                        (2,613,339)     (1,987,192)       (2,939,788)

Weighted Average Shares                                                 3,182,058       3,116,293         3,551,884

Additional Shares:
Conversion of Series A Preferred  (h)                                    321,875          321,875            (h)
Less:Series A Preferred included in primary calculation                 (187,760)        (143,056)                -
Common Stock Equivalents sold to retire debt                              320,664         320,664           320,664

Supplementary Weighted Average Shares                                   3,636,837       3,615,776         3,872,548


Supplementary Net Income (Loss) per share                                $ (0.72)        $ (0.55)          $ (0.76)

(h) - included in weighted average shares for primary calculation